EXHIBIT 5.1

[DUANE MORRIS LLP LETTERHEAD]

December 11, 2013

Institutional Financial Markets, Inc.

2929 Arch Street, 17th Floor

Philadelphia, Pennsylvania 19104

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Institutional Financial Markets, Inc., a Maryland corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Act”), on the date hereof, for the registration by the Company of the resale of up to 6,835,475 shares (each a “Share” and, collectively, the “Shares”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”), by the selling security holders named in the Registration Statement.

This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

The Shares consist of (i) 2,749,167 shares of Common Stock (the “Outstanding Shares”) that were issued by the Company pursuant to the terms of (a) the Securities Purchase Agreement, dated May 9, 2013, with Mead Park Capital Partners LLC and Mead Park Holdings, LP, and (b) the Securities Purchase Agreement, dated May 9, 2013, with Cohen Bros. Financial, LLC (together, the “Securities Purchase Agreements”), and (ii) 4,086,308 shares of Common Stock (the “Conversion Shares”) that may be issued to the holders of certain convertible senior promissory notes (the “Notes”) issued by the Company in connection with the Securities Purchase Agreements, upon such holders’ optional conversion of the Notes.

Preferred stock purchase rights are included with the Shares and permit a holder of a Share, under certain circumstances, to purchase from the Company a unit consisting of one ten-thousandth of a share of the Company’s Series C Junior Participating Preferred Stock, par value $0.001, pursuant to a Section 382 Rights Agreement between the Company and Computershare Shareowner Services LLC, as Rights Agent (the “Rights”).

In connection with the opinion set forth in this letter, we have examined the Registration Statement, originals, or copies certified or otherwise identified to our satisfaction, of the Securities Purchase Agreements and the Transactional Documents (as defined in the Securities Purchase Agreements), the Second Articles of Amendment and Restatement of the Company, as amended to date, the Bylaws of the Company, and such other documents, records and other instruments as we have deemed appropriate for purposes of the opinion set forth herein.

We have assumed the continued availability of a sufficient number of authorized but unissued shares of Common Stock to issue the Conversion Shares to the holders of the Notes upon the optional conversion thereof, if any, the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile, photostatic or other copies and the authenticity of the originals of all documents submitted to us as copies.

Based upon the foregoing, we are of the opinion that (i) the Outstanding Shares and the Rights attached thereto are legally issued, fully paid and non-assessable, and (ii) the Conversion Shares, if and when issued in accordance with the terms and conditions of the Notes, and the Rights attached thereto, if any, will be legally issued, fully paid and non-assessable.

The opinion set forth above is limited to the laws of the State of Maryland.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement to be filed by the Company on or about the date hereof. In giving such opinion, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ DUANE MORRIS LLP

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